SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

Commission File Number 333-175148

Horizon Energy Corp.

(Exact name of registrant as specified in its charter)

Wyoming	38-3825959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14116 Customs Boulevard, Suite 111
Gulfport, Mississippi	39503
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (228) 822-4708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement

On April 23, 2014, Horizon Energy Corp. (the ”Company” or “HORI”) entered into a Letter Agreement (the “Agreement”) with Ponta E&P, LLP (“PONTA”), a Texas Limited Liability Partnership. PONTA is an experienced oil and gas operator with specific experience in reworking existing oil and gas resources utilizing the latest modern techniques and technologies. Pursuant to the terms of the Agreement, HORI has acquired a 25% working interest in PONTA’s Holmes Oil Unit #1, comprised of 16 leases located in Cherokee and Rusk Counties, Texas.

HORI’s investment into the working interest will be utilized by PONTA to recomplete the existing well bore into a new formation known as the Lower Pettit Transition Zone (the “Lower Pettit”).

Additionally, pursuant to the terms of the Agreement, HORI will receive an additional 25% working interest until such time as HORI’s investment has been fully repaid.

On June 2, 2014 HORI and PONTA began recompletion operations at the Holmes Oil Unit #1. HORI anticipates that it will take approximately 30 days before the results of the recompletion operation are known.

The foregoing description of the principal terms of the Agreement is a general description only, does not purport to be complete, and is qualified in its entirety as a reference to the terms of the Agreement attached hereto as Exhibit 10.01, which is incorporated herein by this reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to the disclosure set forth under Item 1.01 of the Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01:	Financial Statements and Exhibits

Exhibit Number	Description

10.01	Letter Agreement, dated April 23, 2014, by and between the Company and Ponta E&P, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Horizon Energy Corp.

By:	/s/ Robert Bludorn
Robert Bludorn
Chief Executive Officer

Date: June 9, 2014